EXHIBIT 1

JOINT FILING

Scott Kirk Family LLC, Kent Kirk Family LLC, Kirk Eye Center, S.C., Scott H. Kirk, M.D. and Kent A. Kirk, M.D. agree that the Schedule 13G to which this Agreement is attached is being filed on behalf of each of Scott Kirk Family LLC, Kent Kirk Family LLC, Kirk Eye Center, S.C., Scott H. Kirk, M.D. and Kent A. Kirk, M.D.

Date: February 11, 2011

SCOTT KIRK FAMILY LLC

	By:	/s/ SCOTT H. KIRK, M.D.
	Its:	Manager

KENT KIRK FAMILY LLC

	By:	/s/ KENT A. KIRK, M.D.
	Its:	Manager

KIRK EYE CENTER, S.C.

	By:	/s/ SCOTT H. KIRK, M.D.
	Its:	President

	By:	/s/ SCOTT H. KIRK, M.D.
Scott H. Kirk, M.D.

	By:	/s/ KENT A. KIRK, M.D.
Kent A. Kirk, M.D.